July 2021

Preliminary Pricing Supplement pursuant to Rule 424(b)(2) dated July 26, 2021 / Registration Statement No. 333-253421

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated July 26, 2021.

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index. The securities may be automatically called on any call observation date commencing on August 8, 2022 and ending on April 30, 2026.

Your securities will be automatically called if the index closing value of each underlying index on any call observation date is greater than or equal to its initial index value (set on the pricing date), resulting in a payment on the applicable call payment date equal to (i) the principal amount of your securities plus (ii) such principal amount times the call premium amount applicable to such call observation date. No payments will be made after the call payment date.

At maturity, if not previously called, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its initial index value, the return on your securities will be positive and equal to at least 50% (set on the pricing date); or (ii) if the final index value of any underlying index on the valuation date is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level (80.00% of its initial index value), you will receive the principal amount of your securities; or (iii) if the final index value of any underlying index is less than its downside threshold level, you will receive a payment at maturity based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). You will not participate in any appreciation of the underlying indexes.

At maturity, for each $10 principal amount of your securities you will receive an amount in cash equal to:

•

if the final index value of each underlying index is greater than or equal to its initial index value, (i) $10 plus (ii) the product of $10 times the maturity date premium amount of at least 50% (you will not participate in any appreciation of the underlying indexes); or

•

if the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level, $10; or

•

if the final index value of any underlying index is less than its downside threshold level, the product of (i) $10 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek a return of between at least 10% and at least 50%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity.

SUMMARY TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes:	S&P 500® Index, Russell 2000® Index and EURO STOXX 50® Index
Pricing date:	July , 2021 (expected to price on or about July 30, 2021)
Original issue date:	August , 2021 (expected to be August 4, 2021)
Call observation dates:	as set forth under “Call observation dates” below
Call payment dates:	as set forth under “Call payment dates” below
Valuation date:	expected to be July 30, 2026, subject to postponement
Stated maturity date:	expected to be August 4, 2026, subject to postponement
Estimated value range:	$8.50 to $8.80. See the following page for more information.

Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-15. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	August , 2021	Original issue price:	100.00% of the principal amount
Underwriting discount:	3.50% ($ in total)*	Net proceeds to the issuer:	96.50% ($ in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $0.35 for each security it sells. It has informed us that it intends to internally allocate $0.05 of the selling concession as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp., may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Automatic call feature:

if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will be automatically called and you will receive for each $10 principal amount an amount in cash equal to the sum of (i) $10 plus (ii) the product of $10 times the call premium amount applicable to the corresponding call observation date. No payments will be made after the call payment date.

Payment at maturity:

if the final index value of each underlying index is greater than or equal to its initial index value (i) $10 plus (ii) the product of $10 times the maturity date premium amount; or

if the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level, $10; or

if the final index value of any underlying index is less than its downside threshold level, the product of $10 times the worst performing index performance factor

This amount will be less than the stated principal amount of $10, will represent a loss of more than 20.00% and could be zero.

Initial index value:	with respect to each underlying index, the index closing value of such underlying index on the pricing date
Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date
Downside threshold level:	with respect to each underlying index, 80.00% of such underlying index’s initial index value
Call premium amount:	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” below
Maturity date premium amount (set on the pricing date):	at least 50%
Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
CUSIP / ISIN:	36261B533 / US36261B5333
Stated principal amount/Original issue price:	$10 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

July 2021

Call observation dates*	Call payment dates**	Call premium amount***
August 8, 2022	August 11, 2022	at least 10%
October 31, 2022	November 3, 2022	at least 12.5%
January 30, 2023	February 2, 2023	at least 15%
May 2, 2023	May 5, 2023	at least 17.5%
July 31, 2023	August 3, 2023	at least 20%
October 30, 2023	November 2, 2023	at least 22.5%
January 30, 2024	February 2, 2024	at least 25%
April 30, 2024	May 7, 2024	at least 27.5%
July 30, 2024	August 2, 2024	at least 30%
October 30, 2024	November 4, 2024	at least 32.5%
January 30, 2025	February 4, 2025	at least 35%
April 30, 2025	May 7, 2025	at least 37.5%
July 30, 2025	August 4, 2025	at least 40%
October 30, 2025	November 4, 2025	at least 42.5%
January 30, 2026	February 4, 2026	at least 45%
April 30, 2026	May 7, 2026	at least 47.5%

*Subject to postponement for non-index business days and market disruption events as described under “Additional Information About the Securities — Additional Provisions — Postponement of Call Observation dates” on page PS-34 of this pricing supplement

**Subject to postponement for non-index business days and market disruption events as described under “Additional Information About the Securities — Additional Provisions — Postponement of Call Payments dates” on page PS-31 of this pricing supplement

***Set on the pricing date

July 2021

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $10 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $      per $10 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through                , as described below). On and after             , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $        initial additional amount:

•$        will decline to zero on a straight-line basis from the time of pricing through               ; and

•$       will decline to zero on a straight-line basis from            through           .

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•General terms supplement no. 2,913 dated June 17, 2021

•Underlier supplement no. 21 dated June 24, 2021

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 21 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Summary Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 22, 2021, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated March 22, 2021, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 21” mean the accompanying underlier supplement no. 21 dated June 24, 2021 and references to the “accompanying general terms supplement no. 2,913” mean the accompanying general terms supplement no. 2,913, dated June 17, 2021, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

The Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026 (the “securities”) do not provide for the regular payment of interest. Instead, the securities provide an opportunity to earn a fixed premium payment that could increase in amount the longer the securities remain outstanding.   A fixed call premium payment will be paid on a call payment date (and the securities will be automatically called and no further payments will be made) if the index closing value of each underlying index on the related call observation date is greater than or equal to its initial index value.  If the securities have not been automatically called prior to maturity, a fixed maturity premium payment will be paid on the stated maturity date if the index closing value of each underlying index on the valuation date is greater than or equal to its initial index value. If the securities have not been automatically called prior to maturity and the index closing value of any underlying index on the valuation date is less than its initial index value but the index closing value of each underlying index is greater than or equal to its downside threshold level (80.00% of its initial index value), investors will receive the stated principal amount of their securities. However, if the index closing value of any underlying index on the valuation date is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 80.00% of the stated principal amount of the securities and could be zero. No fixed call premium payment will be paid with respect to a call observation date, and the securities will remain outstanding, if the index closing value of any underlying index is below its initial index value on such date.  No fixed maturity premium payment will be paid with respect to the valuation date, and investors will lose more than 20.00% of their initial investment, if the index closing value of any underlying index is below its downside threshold level on such date. Accordingly, investors in the securities must be willing to accept the risk of not receiving any fixed premium payment during the term of the securities, even if the securities remain outstanding until the stated maturity, and the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 5 years (unless automatically called)
Call premium amount:	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” above
Automatic call feature:

If, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will be automatically called and you will receive for each $10 principal amount an amount in cash equal to the sum of (i) $10 plus (ii) the product of $10 times the call premium amount applicable to the corresponding call observation date. No further payments will be made on the securities following an automatic call.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

Payment at maturity:

•If the final index value of each underlying index is greater than or equal to its initial index value, (i) $10 plus (ii) the product of $10 times the maturity date premium amount of at least 50%; or

•If the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level; $10; or

•If the final index value of any underlying index is less than its downside threshold level, the product of $10 times the worst performing index performance factor

Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
Downside threshold level:	with respect to each underlying index, 80.00% of such underlying index’s initial index value
Maturity date premium amount (set on the pricing date):	at least 50%

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities are for investors who seek a return of between at least 10% and at least 50%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity. The following scenarios are for illustrative purposes only to demonstrate how the payment on a call payment date (if the securities are automatically called) and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, a positive return on the securities may never be realized and the payment at maturity may be less than 80.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity and investors receive principal back and a return equal to the applicable call premium amount

This scenario assumes that each underlying index closes at or above its initial index value on a call observation date. As a result, the securities are automatically called for the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount with respect to the related call observation date. If the securities are automatically called, no further payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a return equal to the maturity date premium amount at maturity

This scenario assumes that any underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, each underlying index closes at or above its initial index value. At maturity, investors will receive the stated principal amount plus the product of the stated principal amount times the maturity date premium amount.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

Scenario 3: the securities are not automatically called prior to maturity and investors receive principal back

This scenario assumes that any underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, each underlying index closes below its initial index value but at or above its downside threshold level. At maturity, investors will receive the stated principal amount of their securities.

Scenario 4: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that any underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, one (or each) underlying index closes below its downside threshold level. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 80.00% of the stated principal amount and could be zero.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly call observation date and (2) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Call Observation Dates

Quarterly Call Observation Dates Compare each index closing value on each call observation date against its initial index value until the final call observation date or until the securities are automatically called. The index closing value of each underlying index is greater than or equal to its initial index value Automatic Call You will receive (i) the stated principal amount plus (ii) the product of the stated principal amount times the applicable call premium amount with respect to the related quarterly call observation date No further payment will be made on the securities once they have been redeemed. The index closing value of any underlying index is less than its initial index value No Automatic Call You will not receive any payment with respect to the related quarterly call observation date

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

Diagram #2: Payment at Maturity if the Securities are Not Automatically Called

Call Observation Dates Valuation Date Payment at Maturity On each call observation date the index closing value of any underlying index is below its initial index value  The final index value of each underlying index is greater than or equal to its initial index value (i) The stated principal  amount plus (ii) the product of the stated principal amount times the maturity date premium amount. Proceed to Maturity The final index value of any underlying index is less than its initial index value but each underlying index is greater than or equal to its downside threshold level The stated principal amount  The final index value of any underlying index is less than its downside threshold level (i) The stated principal amount times (ii) the worst performing index performance factor You will lose a substantial portion or all of your principal in this scenario.

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$10 per security
Call premium amount:	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” above
Maturity date premium amount:	50%
Hypothetical initial index values:	4,400.00 with respect to the S&P 500® Index, 2,200.000 with respect to the Russell 2000® Index and 4,200.00 with respect to the EURO STOXX 50® Index
Hypothetical downside threshold levels:

3,520.00 with respect to the S&P 500® Index, 1,760.000 with respect to the Russell 2000® Index and 3,360.00 with respect to the EURO STOXX 50® Index (in each case, 80.00% of such underlying index’s initial index value)

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

How to determine the amount payable, if any, on a call payment date:

Hypothetical Call Observation Date	Index Closing Value			Amount Payable on a Call Payment Date (per security)
	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
#1	2,700.00 (below initial index value)	1,500.000 (below initial index value)	3,000.00 (below initial index value)	$0.00
#2	1,900.00 (below initial index value)	1,000.000 (below initial index value)	3,100.00 (below initial index value)	$0.00
#3	4,500.00 (at or above initial index value)	2,400.000 (at or above initial index value)	4,500.00 (at or above initial index value)	$11.50

On each of hypothetical call observation dates #1 and #2, each underlying index closes below its initial index value. Therefore, the securities are not automatically called on the relevant call payment dates.

On hypothetical call observation date #3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically called and the amount payable on the relevant call payment date equals the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount.

Your notes will not be automatically called, and you will not receive a payment on a call payment date, if the index closing value of any underlying index is below its initial index value on the related call observation date.

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Index Closing Value (Final Index Value)			Payment at Maturity (per security)
	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
#1	4,500.00 (at or above the initial index value)	2,400.000 (at or above the initial index value)	4,400.00 (at or above the initial index value)	$15 ($10 + $10 × the maturity date premium amount)
#2	3,700.00 (below the initial index value but at or above the downside threshold level)	2,000.000 (below the initial index value but at or above the downside threshold level)	3,500.00 (below the initial index value but at or above the downside threshold level)	$10 (the stated principal amount)
#3	2,200.00 (below the downside threshold level)	2,100.000 (at or above the downside threshold level)	3,500.00 (at or above the downside threshold level)	$10 × (2,200.00 / 4,400.00) = $5.00
#4	1,320.00 (below the downside threshold level)	880.000 (below the downside threshold level)	1,680.00 (below the downside threshold level)	$10 × (1,320.00 / 4,400.00) = $3.00
#5	1,100.00 (below the downside threshold level)	660.000 (below the downside threshold level)	1,260.00 (below the downside threshold level)	$10 × (1,100.00 / 4,400.00) = $2.50

In example #1, the final index value of each underlying index is at or above its initial index value. Therefore, investors receive at maturity the stated principal amount of the securities and the product of $10 times the maturity date premium amount. Investors will not participate in any appreciation of any underlying index.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

In example #2, the final index value of each underlying index is below its initial index level but at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities.

In example #3, the final index value of two underlying indexes is at or above its downside threshold level, but the final index value of one underlying index is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined 70.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the EURO STOXX 50® Index has declined 60.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

In example #5, the S&P 500® Index has declined 75.00% from its initial index value, while each of the Russell 2000® Index and the EURO STOXX 50® Index has declined 70.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $8.00 per security and could be zero.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical index closing values on a call observation date could have on the amount payable, if any, on the related call payment date and (ii) the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant. While there are sixteen potential call payment dates, the examples below only illustrate the amount you will receive, if any, on the first or second call payment date.

The examples below are based on a range of index closing values that are entirely hypothetical; no one can predict what the index closing value of any underlying index will be on any day throughout the life of your securities, what the index closing value of any underlying index will be on any call observation date and what the final index value of the worst performing underlying index will be on the valuation date. The underlying indexes have been highly volatile in the past — meaning that the index closing values have changed considerably in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

Key Terms and Assumptions
Stated principal amount	$10
Call premium amount

The applicable call premium amount for each call observation date set forth under “Call premium amount” above and assumes a call premium amount for such call observation date set at the bottom of the call premium amount range

Maturity date premium amount	50%
Downside threshold level	with respect to each underlying index, 80.00% of such underlying index’s initial index value
Neither a market disruption event nor a non-index business day occurs on any originally scheduled call observation date or the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index

Securities purchased on original issue date at the stated principal amount and held to a call payment date or the stated maturity date

Moreover, we have not yet set the initial index values that will serve as the baseline for determining if the securities will be called, the index performance factors and the amount that we will pay on your securities, if any, on a call payment date or at maturity.  We will not do so until the pricing date.  As a result, the actual initial index values may differ substantially from the index closing values prior to the pricing date.

For these reasons, the actual performances of the underlying indexes over the life of your securities and the actual index closing values on any call observation date, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we would deliver for each $10 principal amount of your securities on the applicable call payment date would be the sum of $10.00 plus the product of $10.00 times the applicable call premium amount. If, for example, the index closing value of each underlying index on the first call observation date were determined to be 125.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 110.00% of the principal amount of your securities or $11.00 for each $10 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

If your securities are not automatically called on the first call observation date and are called on the second call observation date (i.e., on the first call observation date the index closing value of at least one underlying index is less than its initial index value and on the second call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we

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would deliver for each $10 principal amount of your securities on the applicable call payment date would be the sum of $10.00 plus the product of $10.00 times the applicable call premium amount. If, for example, the index closing value of each underlying index on the second call observation date were determined to be 125.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 112.50% of the principal amount of your securities or $11.25 for each $10 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the index closing value of at least one underlying index is less than its initial index value), the amount we would deliver for each $10 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $10 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

The Securities Have Not Been Automatically Called

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Automatically Called on a Call Observation Date (as Percentage of Stated Principal Amount)
175.000%	150.000%
150.000%	150.000%
130.000%	150.000%
120.000%	150.000%
110.000%	150.000%
105.000%	150.000%
100.000%	150.000%
99.999%	100.000%
90.000%	100.000%
80.000%	100.000%
79.999%	79.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the securities have not been automatically called on a call observation date and the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value of the worst performing underlying index were determined to be zero, you would lose your entire investment in the securities. In addition, if the final index value of the worst performing underlying index were determined to be

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175.000% of its initial index value, the payment at maturity that we would deliver on your securities would be limited to 150.000% of each $10 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

The payments on a call payment date or at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on a call observation date or the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the securities do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

We cannot predict the actual index closing values of the underlying indexes on any day, the final index values of the underlying indexes or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing values of the underlying indexes and the market value of your securities at any time prior to the stated maturity date. The actual amount that you will receive on a call payment date or the maturity date, if any, and the rate of return on the offered securities will depend on whether or not the securities are automatically called and the actual initial index values, call premium amounts and maturity date premium amount, which we will set on the pricing date, and on the actual index closing values of the underlying indexes on the call observation dates and the actual final index values determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the amount to be paid in respect of your securities on a call payment date or the stated maturity date, as applicable, may be very different from the information reflected in the examples above.

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Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 21 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 2,913. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 21 and the accompanying general terms supplement no. 2,913. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your securities are linked, the stocks comprising such underlying index. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index as measured from their initial index values set on the pricing date to the index closing value of the worst performing underlying index on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped

Regardless of the index closing value of each underlying index on a call observation date or the valuation date, the amount you may receive on the related call payment date or the stated maturity date is capped and you will not benefit from any increase in the index closing value of any underlying index above the initial index value. If your securities are automatically called on a call observation date, the payment you will receive for each $10 face amount of your securities will depend on the applicable call premium

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amount. Similarly, if your securities remain outstanding until the stated maturity date, the payment you will receive for each $10 face amount of your securities will be based on the maturity date premium amount.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced to as short as approximately twelve months after the original issue date. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date is Not Linked to the Index Closing Values of the Underlying Indexes at Any Time Other Than on the Applicable Call Observation Date or the Valuation Date, as the Case May Be

The amount you will receive on a call payment date, if any, will be paid only if the index closing value of each underlying index is greater than or equal to its initial index value on the related call observation date.  Therefore, the index closing value for each underlying index on dates other than the call observation dates will have no effect on any amount paid in respect of your securities on the call payment date.  In addition, the amount you will receive on the stated maturity date, if any, will be based on the index closing value for each underlying index on the valuation date.  Therefore, for example, if the final index value of an underlying index dropped precipitously on the valuation date, the amount paid on the securities would be significantly less than it would otherwise have been had the amount been linked to the index closing value for each underlying index prior to such drop. Although the actual index closing value for each underlying index on the call payment dates, stated maturity date or at other times during the life of the securities may be higher than the index closing value for each underlying index on the call observation dates or the valuation date, you will not benefit from the index closing value for any underlying index on any date other than on the call observation dates or the valuation date.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

If the securities are not automatically called, the payment at maturity will be based on the worst performing underlying index without regard to the performances of the other underlying indexes. As a result, you could lose all or a significant portion of your initial investment if the worst performing underlying index performance factor is negative, even if there is an increase in the values of the other underlying indexes. This could be the case even if one or more of the other underlying indexes increased by an amount greater than the decrease in the worst performing underlying index.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more likely that an underlying index will close below its downside threshold level on the valuation date than if the securities were linked to only one underlying index. Therefore, it is more likely that you will suffer a significant loss on your investment.

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index.  Therefore, you will be exposed equally to the risks related to each underlying index.  Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes.  Accordingly, your investment is subject to the full market risk of each underlying index.

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The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Value of the Worst Performing Underlying Index

If your securities are not automatically called and the final index value of the worst performing underlying index is less than its downside threshold level, you will lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 20.00% between the initial index value and the final index value of the worst performing underlying index will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than 80.00% of its initial index value will result in a loss of a significant portion of the stated principal amount of the securities despite only a small incremental change in the value of the worst performing underlying index.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The applicable underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “—Investing in the securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally

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the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•	the value of the underlying indexes;
•	the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indexes;
•	the dividend rates of the underlying index stocks;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;

•	interest rates and yield rates in the market;
•	the time remaining until your securities mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

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You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Values of the Underlying Indexes Change, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performances of the underlying indexes. Changes in the values of the underlying indexes may not result in a comparable change in the market value of your securities. Even if the values of the underlying indexes remain above their downside threshold levels during some portion of the life of the securities, the market value of your securities may not reflect directly any movements in the levels of the underlying indexes. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Investing in the Securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

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Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying indexes or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying indexes or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying indexes or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying indexes — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any, on a call payment date or at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker,

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Principal at Risk Securities

research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying indexes or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Additional Risks Relating to the Underlying Indices

The Policies of the Underlying Index Publishers and Changes That Affect the Underlying Indexes or the Underlying Index Stocks Comprising the Underlying Indexes Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of an underlying index publisher concerning the calculation of the value of an underlying index, additions, deletions or substitutions of underlying index stocks comprising such underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment on a call payment date or at maturity and the market value of your securities before a call payment date or the stated maturity date. The payment on a call payment date or at maturity and the market value of your securities could also be affected if the applicable underlying index publisher changes these policies, for example, by changing the manner in which it calculates an underlying index value or if the applicable underlying index publisher discontinues or suspends calculation or publication of the value of an underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing values of the underlying indexes on any such date — and thus the payment on a call payment date or at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value of each underlying index on any index business day and the payment on a call payment date or at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlying” and “— Role of Calculation Agent” on page S-7 of the accompanying general terms supplement no. 2,913.

Additional Risks Relating to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Additional Risks Relating to the EURO STOXX 50® Index

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked, in part, to an underlying index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or

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domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the securities. Similarly, if underlying index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Related to Tax

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The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

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The Underlying Indexes

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” on page S-106 of the accompanying underlier supplement no. 21.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers - Russell 2000® Index” on page S-76 of the accompanying underlier supplement no. 21.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index are allocated to one of the following Eurozone countries based on their country of incorporation, primary listing and largest trading volume: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more details about the EURO STOXX 50® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers - EURO STOXX 50® Index” on page S-34 of the accompanying underlier supplement no. 21.

The EURO STOXX 50® is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The securities or other financial instruments based on the underlying index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of an underlying index

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or the underlying index stocks will result in your receiving any payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a substantial portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered securities. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2016, 2017, 2018, 2019 and 2020 and the first three calendar quarters in 2021 (through July 22, 2021). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2016
Quarter ended March 31	2,063.95	1,829.08	2,059.74
Quarter ended June 30	2,119.12	2,000.54	2,098.86
Quarter ended September 30	2,190.15	2,088.55	2,168.27
Quarter ended December 31	2,271.72	2,085.18	2,238.83
2017
Quarter ended March 31	2,395.96	2,257.83	2,362.72
Quarter ended June 30	2,453.46	2,328.95	2,423.41
Quarter ended September 30	2,519.36	2,409.75	2,519.36
Quarter ended December 31	2,690.16	2,529.12	2,673.61
2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85
2019
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ended December 31	3,240.02	2,887.61	3,230.78
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,972.89	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ending September 30 (through July 22, 2021)	4,384.63	4,258.49	4,367.48

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Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2016
Quarter ended March 31	1,114.028	953.715	1,114.028
Quarter ended June 30	1,188.954	1,089.646	1,151.923
Quarter ended September 30	1,263.438	1,139.453	1,251.646
Quarter ended December 31	1,388.073	1,156.885	1,357.130
2017
Quarter ended March 31	1,413.635	1,345.598	1,385.920
Quarter ended June 30	1,425.985	1,345.244	1,415.359
Quarter ended September 30	1,490.861	1,356.905	1,490.861
Quarter ended December 31	1,548.926	1,464.095	1,535.511
2018
Quarter ended March 31	1,610.706	1,463.793	1,529.427
Quarter ended June 30	1,706.985	1,492.531	1,643.069
Quarter ended September 30	1,740.753	1,653.132	1,696.571
Quarter ended December 31	1,672.992	1,266.925	1,348.559
2019
Quarter ended March 31	1,590.062	1,330.831	1,539.739
Quarter ended June 30	1,614.976	1,465.487	1,566.572
Quarter ended September 30	1,585.599	1,456.039	1,523.373
Quarter ended December 31	1,678.010	1,472.598	1,668.469
2020
Quarter ended March 31	1,705.215	991.164	1,153.103
Quarter ended June 30	1,536.895	1,052.053	1,441.365
Quarter ended September 30	1,592.287	1,398.920	1,507.692
Quarter ended December 31	2,007.104	1,531.202	1,974.855
2021
Quarter ended March 31	2,298.998	1,945.914	2,220.519
Quarter ended June 30	2,343.758	2,135.139	2,310.549
Quarter ending September 30 (through July 22, 2021)	2,329.359	2,130.680	2,199.475

Historical Quarterly High, Low and Period End Index Closing Values of the EURO STOXX 50® Index

	High	Low	Period End
2016
Quarter ended March 31	3,178.01	2,680.35	3,004.93
Quarter ended June 30	3,151.69	2,697.44	2,864.74
Quarter ended September 30	3,091.66	2,761.37	3,002.24
Quarter ended December 31	3,290.52	2,954.53	3,290.52
2017
Quarter ended March 31	3,500.93	3,230.68	3,500.93
Quarter ended June 30	3,658.79	3,409.78	3,441.88
Quarter ended September 30	3,594.85	3,388.22	3,594.85
Quarter ended December 31	3,697.40	3,503.96	3,503.96
2018
Quarter ended March 31	3,672.29	3,278.72	3,361.50

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	High	Low	Period End
Quarter ended June 30	3,592.18	3,340.35	3,395.60
Quarter ended September 30	3,527.18	3,293.36	3,399.20
Quarter ended December 31	3,414.16	2,937.36	3,001.42
2019
Quarter ended March 31	3,409.00	2,954.66	3,351.71
Quarter ended June 30	3,514.62	3,280.43	3,473.69
Quarter ended September 30	3,571.39	3,282.78	3,569.45
Quarter ended December 31	3,782.27	3,413.31	3,745.15
2020
Quarter ended March 31	3,865.18	2,385.82	2,786.90
Quarter ended June 30	3,384.29	2,662.99	3,234.07
Quarter ended September 30	3,405.35	3,137.06	3,193.61
Quarter ended December 31	3,581.37	2,958.21	3,552.64
2021
Quarter ended March 31	3,926.20	3,473.76	3,919.21
Quarter ended June 30	4,158.14	3,924.80	4,064.30
Quarter ending September 30 (through July 22, 2021)	4,099.50	3,928.53	4,059.05

The graphs below show the daily historical index closing values of each underlying index from January 1, 2016 through July 22, 2021. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

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Historical Performance of the S&P 500® Index

Historical Performance of the Russell 2000® Index

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Historical Performance of the EURO STOXX 50® Index

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Supplemental discussion of U.S. federal income tax consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.  In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a tax exempt organization;
•	a partnership;
•	a person that owns a security as a hedge or that is hedged against interest rate risks;
•	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your

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securities for all tax purposes as pre-paid derivative contracts in respect of the underlying indexes. Except as otherwise stated below, the discussion herein assumes that your securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss.  If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss.  Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than described above is more appropriate.  For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases the securities at a price other than the adjusted issue price as determined for tax purposes.

It is possible that your securities could be treated in the manner described above, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be

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ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the securities and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat each security as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each security for U.S. federal income tax purposes are possible. Should an alternative characterization of each security by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to your securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying indexes during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-14 of the accompanying general terms supplement no. 2,913. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 2,913.

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	S&P Dow Jones Indices LLC with respect to the S&P 500® Index, FTSE Russell with respect to the Russell 2000® Index and STOXX Limited with respect to the EURO STOXX 50® Index
Denominations:	$10 and integral multiples of $10 in excess thereof
Postponement of the valuation date:	As described under “Supplemental Terms of the Notes — Valuation date” on page S-30 of the accompanying general terms supplement no. 2,913
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-15 of the accompanying general terms supplement no. 2,913
Postponement of call observation dates:	As described under “Supplemental Terms of the Notes — Call Observation Dates” on page S-18 of the accompanying general terms supplement no. 2,913
Postponement of call payment dates:	As described under “Supplemental Terms of the Notes - Call Payment Dates” on page S-15 of the accompanying general terms supplement no. 2,913
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-36 of the accompanying general terms supplement no. 2,913
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-35 of the accompanying general terms supplement no. 2,913.
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-35 of the accompanying general terms supplement no. 2,913
FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-41 of the accompanying general terms supplement no. 2,913
ERISA:	As described under “Employee Retirement Income Security Act” on page S-48 of the accompanying general terms supplement no. 2,913
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-49 of the accompanying general terms supplement no. 2,913 and “Plan of Distribution — Conflicts of Interest” on page 129 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $     .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $0.35, or 3.50% of the principal amount, for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $0.05 of the selling concession, or 0.50% of the principal amount, for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.  GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on August      , 2021. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

July 2021

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

About Your Securities:

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•General terms supplement no. 2,913 dated June 17, 2021

•Underlier supplement no. 21 dated June 24, 2021

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 21 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

July 2021

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 21, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 21, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 21, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due August 4, 2026

Principal at Risk Securities

Goldman Sachs & Co. LLC

July 2021